Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Release Fourth Quarter and Full Year 2022 Financial Results on Wednesday, March 1, 2023 at 4:30pm ET

BOCA RATON, FL, February 23, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced that it will release financial results for the fourth quarter ended December 31, 2022, on Wednesday, March 1, 2023, after market close. Management will then host a conference call that same day at 4:30 p.m. Eastern Time, to discuss the results with the investment community.

To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

US:	877-709-8150
International:	201-689-8354

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=mYPPakDe

A replay of the call will be available through the webcast link above, after the conclusion of the event.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com